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                                                                     Exhibit (e)

                          Certification under Rule 466

          The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

          (1) That it previously had filed a registration statement on Form F-6 (Sumitomo Mitsui Financial Group, Inc. 333-102054) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

          (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                        By: DEUTSCHE BANK TRUST COMPANY
                                            AMERICAS, Depositary


                                        By: /s/ William Fahey
                                            ------------------------------------
                                            William Fahey
                                            Vice President